Exhibit 10.26

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

SECOND AMENDMENT TO UNC SUBLICENSE AGREEMENT
THIS SECOND AMENDMENT TO UNC SUBLICENSE AGREEMENT (this “Second Amendment”) is made as of November 2, 2018 (the “Second Amendment Effective Date”) by and between Novan, Inc., a Delaware corporation with a principal place of business at 4105 Hopson Road, Morrisville, North Carolina 27560 (“Novan”), and KNOW Bio, LLC, a North Carolina limited liability company with a principal place of business at 4222 Emperor Blvd. Suite 470, Durham, NC 27703 (“Licensee”). Novan and Licensee may each be referred to as a “Party,” and together as the “Parties.”
RECITALS
WHEREAS, Novan and Licensee entered into that certain UNC Sublicense Agreement dated December 29, 2015, as amended on October 13, 2017 (the “UNC Sublicense Agreement”); and
WHEREAS, Novan and Licensee desire to amend the terms of the UNC Sublicense Agreement to update the UNC Patents licensed under the UNC Sublicense Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:
1.Except as otherwise defined in this Second Amendment, capitalized terms shall have the meanings ascribed to them in the UNC Sublicense Agreement.

2.Appendix B of the UNC Sublicense Agreement is hereby replaced in its entirety by Appendix B attached hereto.

3.Any questions, claims, disputes, or litigation concerning or arising from this Second Amendment shall be governed by the laws of the State of North Carolina without giving effect to the conflicts of laws principles of that state or other country. All disputes with respect to this Second Amendment shall be governed by Section 8.2 and Section 8.3 of the UNC Sublicense Agreement.

4.This Second Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the UNC Sublicense Agreement. Except as amended by this Second Amendment, the UNC Sublicense Agreement shall remain in full force and effect.

5.This Second Amendment may be executed in counterparts (by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail), each of which will be considered an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives.

Novan, Inc.		KNOW Bio, LLC

By:	/s/ G. Kelly Martin	By:	/s/ John C. Oakley
Name:	G. Kelly Martin	Name:	John Oakley
Title:	CEO	Title:	Chief Financial Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix B

Additional UNC Patents

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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